FOR IMMEDIATE RELEASE March 25, 2022

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney to Eliminate NSF and Certain Overdraft Fees

GULFPORT, Miss. (March 25, 2022) — Hancock Whitney Bank, the banking subsidiary of Hancock Whitney Corporation (Nasdaq: HWC), today announced its plans to eliminate consumer (retail) non-sufficient funds (NSF) fees as well as certain overdraft (OD) fees by the end of 2022. Additionally, in an effort to further meet customer needs, other consumer checking account features and products are being modified.

The following consumer account fee changes will be implemented by the end of 2022:

• Elimination of all NSF fees

• Elimination of certain overdraft protection transfer fees

• Elimination of a sustained overdraft fee

• An increase to our existing overdraft balance threshold in order to provide clients an even greater cushion before fees are assessed

“Helping people achieve their financial goals and dreams has been a hallmark of our company since 1883,” said John M. Hairston, President & CEO. “Today the financial industry has entered a new era in banking designed to provide customers with the tools needed to help them manage their overall finances, and we believe these changes are another step towards achieving that goal.”

As part of an overall update to the bank’s consumer offerings, and to assist customers with their liquidity needs, Hancock Whitney launched Early Pay in March, 2022. This benefit comes with any Hancock Whitney consumer checking or savings account and can give customers access to their direct-deposited payroll up to two days sooner, in turn helping them to manage their spending and avoid overdrafts.

Additionally, later this year Hancock Whitney will begin offering a new checking product for consumers who want simplicity and control, while avoiding overdrafts and overdraft-related fees. This product, Assure Checking, is a new no-overdraft fee account and is part of a larger suite of deposit products launching later this year designed to help consumers avoid payday lenders.

The elimination of the NSF and certain OD fees noted above will be phased in by the end of 2022, and is expected to reduce the company’s service charges on deposit accounts by approximately $10-$11 million annually.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. More information is available at www.hancockwhitney.com.

Important Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Also, any statement that does not describe historical or current facts is a forward-looking statement. Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in other periodic reports that we file with the SEC.

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